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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-67865 and 333-84607 of Tweeter Home Entertainment Group, Inc. and Subsidiaries on Forms S-8 of our reports dated November 18, 1999, appearing in this Annual Report on Form 10-K of Tweeter Home Entertainment Group, Inc. and Subsidiaries for the year ended September 30, 1999.




/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 10, 1999